EXHIBIT 99


                                                        [ FIRST HEALTH LOGO ]

                                                         3200 Highland Avenue
                                                Downers Grove, IL  60515-1282
                                                               (630) 737-7900
                                                          www.firsthealth.com



 Contact:       Edward L. Wristen, President and COO
                Joseph E. Whitters, CFO
                First Health
                630-737-7511

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------

                         FIRST HEALTH TO ACQUIRE CCN
              A NATIONAL GROUP HEALTH AND WORKERS' COMPENSATION
                             MANAGED CARE COMPANY
 ____________________________________________________________________________


 DOWNERS GROVE, IL  -  May  21, 2001   -   First Health Group Corp.  (NASDAQ:

 FHCC)  today  announced a definitive  agreement to acquire  CCN, a  national group health, workers' compensation and auto  managed care company based  in

 San Diego, CA  from HCA   (NYSE:   HCA).   The transaction,  valued at  $195

 million to be paid in cash, is anticipated to close in July 2001, subject to

 regulatory  approval.    CCN  was  acquired  by  HCA  in  1997  through  its

 acquisition of Value Health.


      James Smith,  Chairman and  CEO of  First Health,  noted that  the  CCN acquisition is a natural extension of the Company's services and will expand the Company's position in the group  health, workers' compensation and  auto area.  Additionally, Mr.  Smith noted that First  Health expects to  achieve significant cost synergies as the operations are integrated over the  course of the next 18 months to better serve CCN's clients.


      Jack Bovender, President and CEO of  HCA, said that he is  enthusiastic about the  long-term partnership  being established  between HCA  and  First

 Health.


      Edward L. Wristen, President and COO  of First Health, stated that  the acquisition would be neutral to earnings over the last half of 2001 but will add considerable accretion in 2002 and 2003.  This should allow the  Company to achieve EPS growth in  the 20% area in  2002.  Additionally, Mr.  Wristen noted that substantially  all HCA facilities  including hospitals,  surgical centers and other providers, as well  as employed physicians, will be  added

 to the First  Health Network  under a long-term  agreement.   This will  add

 significantly to the national reach of the First Health Network.


      First  Health,  the  nation's  premier  full-service  national   health

 benefits  company,  specializes  in  providing  large  employers  with   one

 integrated source for group health and workers' compensation.  By  combining pioneering technology with expert industry knowledge, First Health  delivers

 comprehensive, cost-effective  solutions for  its clients  nationally.   For

 more information, visit the company web site at www.firsthealth.com.


      CCN is a non-risk managed care company offering workers'  compensation,

 group health and auto  injury management programs  that reduce total  claims costs - medical, indemnity and legal - while improving health care outcomes.

 Approximately 32 million people  in 50 states and  the District of  Columbia benefit from CCN programs and services.  CCN manages more than $6 billion in

 health  care  costs  annually.    CCN  can  be  found  on  the  internet  at

 www.ccnusa.com.


      Certain statements herein regarding  anticipated financial results  for fiscal 2001 and beyond and the  Company's business and growth prospects  are forward-looking statements that involve substantial risks and uncertainties.

 In accordance with  the Private Securities  Litigation Reform  Act of  1995,

 factors that could cause the Company's  actual results to differ  materially from those expressed or implied by such forward-looking statements  include,

 among others, the inability of the Company  to continue to:  (i) enter  into contracts with and  successfully implement programs  for new clients  within the time frame  established by the  Company and achieve  the revenue  growth expected to result from the addition of such clients,  (ii) expand its group health, workers' compensation and public sector business,  (iii) achieve the growth in the  group health  area that  is anticipated  as a  result of  the

 Company's strategy of  focusing on larger,  multi-sited national  employers,

 (iv) control healthcare  benefit expenses,   (v) operational cost  synergies

 anticipated as a result of the CCN  acquisition, or  (vi) ability to  timely add HCA facilities to the First Health Medical Network.  All forward-looking statements herein are made as of the date hereof and the Company  undertakes no obligation to update such statements.

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